UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2016
(Date of earliest event reported)

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue
White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 5, 2016, ITT Corporation (“ITT”) issued a press release reporting the financial results for the fiscal quarter ended March 31, 2016.  A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.     Other Events.

On May 5, 2016, ITT also announced that it intends to implement a corporate reorganization into a new holding company structure in accordance with Section 23-1-40-9 of the Indiana Business Corporation Law (the “Reorganization”). As a result of the Reorganization, ITT Inc. (“New ITT”), an Indiana corporation that currently is a wholly owned subsidiary of ITT, will become the publicly traded holding company of ITT and its subsidiaries.

The Reorganization will be effectuated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), among ITT, New ITT and ITT LLC, an Indiana limited liability company and a direct wholly owned subsidiary of New ITT. Pursuant to the Merger Agreement, ITT will merge with and into ITT LLC, with ITT LLC being the surviving entity (the “Merger”). At the effective time of the Merger, the separate corporate existence of ITT will cease. Shareholder approval of the Merger will not be required under the Indiana Business Corporation Law and the Merger will not give rise to statutory dissenters’ rights. The Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and ITT shareholders will not recognize gain or loss for federal income tax purposes as a result of the Reorganization.

In accordance with the terms of the Merger Agreement, shares of ITT’s common stock, par value $1.00 per share (“ITT Common Stock”), that are outstanding immediately before the Merger will be converted on a share for share basis into shares of New ITT common stock, par value $1.00 per share (“New ITT Common Stock”). As a result, at the effective time of the Merger, each shareholder of ITT will own the same number of shares of New ITT Common Stock that such shareholder owns of ITT Common Stock immediately prior to the Merger. Each share of New ITT Common Stock will have the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the shares of ITT Common Stock immediately prior to the Merger.

The conversion of ITT Common Stock into New ITT Common Stock in connection with the Merger will occur without an exchange of share certificates. Accordingly, the shares representing outstanding ITT Common Stock will be deemed to represent the same number of shares of New ITT Common Stock. The New ITT Common Stock will be listed on the New York Stock Exchange (the “NYSE”) under the symbol “ITT,” which is the same symbol currently used for the ITT Common Stock.  New ITT Common Stock will be assigned a new CUSIP Number – 45073V 108.

The business, management and directors of New ITT, and the rights and limitations of the holders of New ITT Common Stock, immediately following the Merger will be identical to the business, management and directors of ITT, and the rights and limitations of holders of ITT Common Stock immediately prior to the Merger. The consolidated assets, liabilities and capital structure of New ITT following the Reorganization will be identical to the consolidated assets, liabilities and capital structure of ITT immediately prior to the Reorganization.

The board of directors of ITT is effecting the Reorganization to separate certain operating assets and liabilities associated with ongoing business units from certain historical assets and liabilities (including legacy and discontinued operations), which will further enhance management focus, facilitate future growth opportunities and streamline New ITT’s legal entity structure.  In connection with the Reorganization, among other things:  (i) Goulds Pumps, Inc. has converted to a limited liability company and will transfer its ownership interests in certain of its subsidiaries and certain of its operating assets to a wholly owned subsidiary of ITT Industries Holdings, Inc. in exchange for an intercompany note and certain other consideration, and the assumption of certain liabilities; and (ii) ITT LLC will transfer its ownership interests in certain of its subsidiaries to a wholly owned subsidiary of New ITT in exchange for an intercompany note and certain other consideration, and the assumption of certain liabilities.  Furthermore, ITT LLC will retain, without alteration or adjustment, all historical insurance policies and proceeds.  Implementation of a new holding company structure will facilitate these transactions.

The Reorganization and the Merger are currently expected to be completed on or about May 16, 2016.  ITT cannot guarantee that the Reorganization and the Merger will be completed, or if completed, that the Merger and related Reorganization will be consummated at the anticipated time.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release issued by ITT Corporation, dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
(Registrant)

May 5, 2016	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by ITT Corporation, dated May 5, 2016.